Exhibit 4.3

TRUST AGREEMENT

between

WORLD OMNI AUTO RECEIVABLES LLC,
as Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Owner Trustee

Dated as of August 26, 2026

TABLE OF CONTENTS

Page

Article I	Definitions	1

Section 1.01	Capitalized Terms	1

Article II	Organization	1

Article III	Trust Certificates and Transfer of Interests	5

Article IV	Actions by Owner Trustee	11

Section 4.01	Prior Notice to Certificateholders with Respect to Certain Matters	11

i

Section 4.02	Action by Certificateholders with Respect to Certain Matters	12
Section 4.03	Action by Certificateholders with Respect to Bankruptcy	12
Section 4.04	Restrictions on Certificateholders’ Power	12
Section 4.05	Majority Control	12

Article V	Application of Trust Funds; Certain Duties	13

Article VI	Authority and Duties of Owner Trustee	15

Article VII	Concerning the Owner Trustee	18

Section 7.10	Communications Regarding Demands to Repurchase Receivables	24
Section 7.11	Electronic Communications	24

Article VIII	Compensation of Owner Trustee	25

Section 8.01	Owner Trustee’s Fees and Expenses	25
Section 8.02	Indemnification	25
Section 8.03	Payments to the Owner Trustee	26

Article IX	Termination of Trust Agreement	26

Section 9.01	Termination of Trust Agreement	26

Article X	Successor Owner Trustees and Additional Owner Trustees	27

Article XI	Miscellaneous	30

Article XII	COMPLIANCE WITH REGULATION AB	36

Section 12.01	Intent of the Parties; Reasonableness	36

Section 12.02	Information to Be Provided by the Owner Trustee	36

EXHIBIT A	Form of Trust Certificate
EXHIBIT B	Form of Certificate of Trust
EXHIBIT C	Form of Transferor Certificate
EXHIBIT D	Form of Investment Letter
EXHIBIT E	Form of Receivables

TRUST AGREEMENT

This TRUST AGREEMENT, dated August 26, 2026, is between WORLD OMNI AUTO RECEIVABLES LLC, a Delaware limited liability company, as depositor (the “Depositor”), and WILMINGTON TRUST, National Association, a national banking association, as owner trustee (the “Owner Trustee”).

Article I

Definitions

Section 1.01         Capitalized Terms. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), among the Trust, as Issuing Entity, the Depositor, World Omni Financial Corp., as Servicer, and U.S. Bank National Association, as account bank (the “Account Bank”). All references herein to “the Agreement” or “this Agreement” are to this Trust Agreement as it may be amended and supplemented from time to time, the Exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Article II

Organization

Section 2.01         Name. The Trust shall be known as “World Omni Auto Receivables Trust 2026-C” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust shall obtain and maintain qualification to transact business in the State of Alabama. For the purpose of qualifying to transact business in the State of Alabama, the Trust may adopt the fictitious name of “World Omni Auto Receivables Trust 2026-C (Inc.)” and may conduct the business of the Trust in the State of Alabama under such fictitious name.

Section 2.02         Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.03         Purposes and Powers. The purpose of the Trust is to enter into contracts with others or delegate herein the right to perform the following activities and the Trust shall have the power and authority, and is hereby authorized and empowered without further trust action:

(i)            to issue and cause to be authenticated the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to transfer the Notes and the Trust Certificates to the Depositor;

(ii)           with the proceeds of the sale of the Notes, to purchase the Receivables, to execute and deliver the Basic Documents to empower the Indenture Trustee, the Administrator and the Servicer, as applicable, to make deposits into and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

(iii)          to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture (including contracting with the Servicer to make the filing of financing statements on its behalf in connection therewith), and to hold and enter into the Basic Documents to empower the parties thereto with respect to managing and distributing to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)          to execute, deliver and perform or cause to be performed its obligations under the Basic Documents to which it is to be a party;

(v)           to enter into any agreements with others, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including entering into interest rate swaps and caps and other derivative instruments;

(vi)          to cause the Issuing Entity Order to be delivered to the Indenture Trustee to authenticate and deliver the Notes; and

(vii)         subject to compliance with the Basic Documents, to enter into such other agreements to engage others as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to enter into such agreements with others to enable them to carry out the foregoing activities. The Trust shall not enter into any agreements other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

Section 2.04         Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and under the Statutory Trust Act.

Section 2.05         Initial Capital Contribution of Owner Trust Estate. In accordance with Section 3802(a) of the Statutory Trust Act, the Depositor has not made, and is not required to make, a contribution to the Trust; provided that the Depositor may make a contribution to the Trust at its discretion. The Owner Trustee hereby declares that it will hold any such contribution, which shall constitute the initial Owner Trust Estate. Notwithstanding Section 8.01 hereof, the Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06         Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The Trust is not intended to be a business trust within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code. It is also the intention of the parties hereto that, solely for U.S. federal, state and local income and franchise tax purposes, on and after the Closing Date, (a) so long as the Trust has only one Certificateholder, the Trust shall be disregarded as an entity separate from such Certificateholder and (b) at such time as the Trust has more than one Certificateholder, the Trust will be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being non-recourse debt of the partnership. The Depositor and the Owner Trustee agree (and any future Certificateholder by the purchase of a Trust Certificate will be deemed to have agreed) to take no action inconsistent with such tax treatment. The Trust shall not elect to be treated as an association taxable as a corporation under Treasury Regulations Section 301.7701-3(a). The parties agree that, unless otherwise required by appropriate tax authorities, the sole Certificateholder or the Trust, as applicable, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Trust for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. Any action taken on behalf of the Trust prior to the date hereof with respect to the filing of financing statements, the Certificate of Trust, a qualification to do business in the State of Alabama or any other similar qualification or license in any other state or jurisdiction, if applicable, is hereby ratified.

Section 2.07         Liability of the Depositor and the Certificateholders. (a)  The Depositor shall be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust was a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor was a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, or by a Noteholder in the capacity of an investor in the Notes. In addition, any third-party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third-party beneficiaries of this Section 2.07.

(b)         No Certificateholder, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

Section 2.08         Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.09         Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware or New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or outside of the State of Delaware. Payments will be received by the Trust only in the States of Delaware or New York, and payments will be made by the Trust only from the States of Delaware or New York. The only office of the Trust shall be the principal corporate trust office of the Owner Trustee located at its Corporate Trust Office.

Section 2.10         Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

(a)          The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)          The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(c)          The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

(d)          The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a Default under, the limited liability company agreement or bylaws of the Depositor; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a Default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iv) violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(e)          To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (iv) involving the Depositor and which might materially and adversely affect the U.S. federal, state and local income and franchise tax characterization or attributes of the Trust or the Trust Certificates.

Section 2.11         Financing Statements. The Trust hereby authorizes the filing of financing statements in connection with the grant of a security interest to the Indenture Trustee pursuant to the granting clause of the Indenture. In addition, the Trust hereby ratifies any such financing statements filed prior to the date hereof.

Section 2.12         Amended and Restated Trust Agreement. This Trust Agreement is the amended and restated trust agreement contemplated by the Trust Agreement, dated as of July 16, 2026, between the Depositor and the Owner Trustee (the “Initial Trust Agreement”). This Trust Agreement amends and restates in its entirety the Initial Trust Agreement.

Article III

Trust Certificates and Transfer of Interests

Section 3.01         [Reserved].

Section 3.02         The Trust Certificates. The Trust Certificates shall represent in the aggregate a 100% Percentage Interest in the Trust. On the date hereof, the Depositor or its designee shall be the sole Certificateholder of each of the Trust Certificates and each of the Trust Certificates shall be registered, upon initial issuance, in the name of the Depositor or its designee. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Owner Trustee, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Trust Certificate duly registered in such transferee’s name pursuant to Section 3.04.

Section 3.03         Authentication of Trust Certificates. On the Closing Date, the Owner Trustee shall cause the Trust Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor signed by the Depositor’s president, any vice president, secretary, treasurer or any assistant treasurer, without further company action by the Depositor. No Trust Certificate shall entitle a Certificateholder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or, upon the instructions of the Depositor, the Certificate Registrar, as its authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

Section 3.04         Registration of Transfer and Exchange of Trust Certificates. The certificate registrar (the “Certificate Registrar”) shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a certificate register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Indenture Trustee shall be the initial Certificate Registrar.

The Trust Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Owner Trustee and the Depositor in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the “Transferor Certificate”) and Exhibit D (the “Investment Letter”). Except in the case of a transfer as to which the proposed transferee has provided an Investment Letter with respect to a Rule 144A transaction, there shall also be delivered to the Certificate Registrar, the Owner Trustee and the Depositor an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Trust, the Certificate Registrar, the Owner Trustee or the Indenture Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Depositor or World Omni; provided that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Certificateholder and any prospective transferee designated by any such Certificateholder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuing Entity, the Certificate Registrar, the Owner Trustee, the Indenture Trustee, the Depositor and World Omni (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

No transfer of a Trust Certificate (or any interest therein) shall be made to any Person unless the Certificate Registrar has received a certificate in the form of paragraph 3 to the Investment Letter attached hereto as Exhibit D from such Person to the effect that such Person is not and will not be and is not acting on behalf of or acquiring such Trust Certificates (or any interest therein) with the assets of any person that is or will be (i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) subject to Section 4975 of the Code, (iii) any entity or account deemed to hold assets of the foregoing or (iv) any plan or arrangement that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”). The preparation and delivery of the certificate referred to above with respect to a proposed transfer shall not be an expense of the Issuing Entity, the Owner Trustee, the Certificate Registrar, the Indenture Trustee, World Omni (in any capacity) or the Depositor. Any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

No transfer of a Trust Certificate shall be made to any Person unless the Depositor, the Owner Trustee and the Certificate Registrar has received (A) a certificate in the form of paragraph 4 to the Investment Letter attached hereto as Exhibit D from such Person to the effect that such Person is a “United States person” within the meaning of Section 7701(a)(30) of the Code and (B) the Depositor, the Certificate Registrar, the Owner Trustee and the Indenture Trustee shall have received an opinion of counsel (which counsel is independent from the Depositor and the Trust) that such action shall not cause the Trust to be treated as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes and such transferee or assignee shall agree to take positions for tax purposes consistent with the tax positions set forth in Section 2.06 of this Agreement as agreed to be taken by the Certificateholder.

The Certificate Registrar shall cause each Certificate to contain a legend stating that transfer of the Certificates is subject to certain restrictions and referring prospective purchasers of the Certificates to the terms of this Agreement with respect to such restrictions.

Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08. No Certificate (other than the Certificates issued to and held by the Depositor or its Affiliates) may be subdivided upon transfer or exchange in a manner such that any resulting Certificate(s) or beneficial ownership of a Certificate held through a party considered a nominee for U.S. federal income tax purposes represent(s) less than a 2.00% fractional undivided interest in the Trust (or such other amount as the Depositor may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than a 1.00% fractional undivided interest in the Trust).

Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or such Certificateholder’s attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

No transfer of a Trust Certificate or any interest therein shall be made unless the Certificateholder shall have first surrendered such Trust Certificate to the Certificate Registrar for registration of transfer, or if such Trust Certificate shall have been mutilated, destroyed, lost or stolen, the Certificateholder must first comply with Section 3.05 hereof.

During the period described in 17 CFR Part 246.12(f)(1), no Certificateholder may sell, transfer, finance, assign, participate, pledge or otherwise dispose of any Certificate until the expiration of such period; provided, that, during such period, such Certificateholder may sell, transfer, finance, assign, participate, pledge or otherwise dispose of any Certificate to World Omni or any “majority-owned affiliate” (as such term is defined in 17 CFR Part 246.2) of World Omni in accordance with the restrictions contained in 17 CFR Part 246.12. Any purported transfer of a Certificate not in accordance with this paragraph of Section 3.04 shall be null and void and shall not be given effect for any purpose whatsoever. In no event shall the Owner Trustee, the Paying Agent or the Certificate Registrar have any responsibility to monitor compliance with or be charged with knowledge of the Credit Risk Retention Rules, nor shall any of them be liable to any investor, Noteholder, party or any other Person whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.

Section 3.05         Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.06         Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.07         Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer and the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Owner Trustee, the Servicer or the Depositor, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders, and, to the extent requested, such list shall be as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders of Trust Certificates evidencing not less than a 25% Percentage Interest of the Certificates apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08         Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Basic Documents may be served, and the Certificate Registrar shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Certificates and Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office as its office for such purposes and the Indenture Trustee, as Certificate Registrar, initially designates its Corporate Trust Office as its office for such purposes. Each of the Owner Trustee and the Certificate Registrar shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of any such office or agency.

Section 3.09         Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders pursuant to Section 5.02. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Indenture Trustee will be the initial Paying Agent. In the event that the Indenture Trustee shall no longer be the Paying Agent, then the Depositor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Depositor shall cause such successor Paying Agent or any additional Paying Agent appointed by the Depositor to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10         Representations of Certificateholders. Each Certificateholder, by its acceptance of a Trust Certificate issued hereunder, represents that it has, independently and without reliance on the Owner Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Trust Certificate. Each Certificateholder also represents that it will, independently and without reliance on the Owner Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Trust Agreement and in connection with its Trust Certificate. Except for notices, reports and other documents expressly required to be furnished to the Certificateholders by the Owner Trustee hereunder, the Owner Trustee shall not have any duty or responsibility to provide any Certificateholder with any other information concerning the transactions contemplated hereby, the Trust, the Depositor or any other parties hereto or to any related documents which may come into the possession of the Owner Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Section 3.11         Code Section 385 Restrictions. Unless the Trust has received an Opinion of Counsel that the restriction on the proposed acquisition of the Trust Certificate (or interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to the applicable Notes described below in a manner that could cause an adverse effect on the Trust (including for the applicable Notes to be treated as equity for U.S. federal income tax purposes) or the Trust to be treated as an association (or publicly traded partnership), in either case, taxable as a corporation, (A) a Section 385 Certificateholder cannot acquire a Trust Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder owns any Notes (other than Retained Notes) or (ii) a Section 385 Controlled Partnership of such expanded group owns any Notes (other than Retained Notes) and (B) a Section 385 Certificateholder cannot hold the Trust Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder acquires any Notes (other than Retained Notes) from the Trust, any Affiliate, or through the marketplace or (ii) a Section 385 Controlled Partnership of such expanded group acquires any Notes (other than Retained Notes) from the Trust, any Affiliate, or through the marketplace. The preceding sentence shall not apply if the holder or potential holder of the applicable Notes is (y) a U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated U.S. federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))) or (z) a partnership all the partners of which are either such U.S. corporate members as described in clause (y) or partnerships all of the partners of which are such U.S. corporate members as described in clause (y). If a Certificateholder fails to comply with the requirements of this paragraph, the Administrator is authorized, in the Administrator’s discretion, to compel such Certificateholder to sell its Certificate (or interest therein) to a Person whose acquisition or holding thereof does not result in a failure to comply with this paragraph. In no event shall the Owner Trustee or Certificate Registrar be held liable for any Default or nonperformance by the Administrator, and neither the Owner Trustee nor the Certificate Registrar shall have any responsibility to monitor compliance with or be charged with knowledge of the foregoing restrictions, nor shall either of them be liable to any investor, Noteholder, party or any other Person whatsoever for violation of such restrictions.

For the purposes of this section, “Section 385 Certificateholder” means a holder of a Trust Certificate (or interest therein), including such Person who would become a Section 385 Certificateholder upon the transfer of a Trust Certificate (or interest therein) to such Person, that is (1) an entity (foreign or domestic) that is treated as a corporation for U.S. federal income tax purposes, (2) an entity (foreign or domestic) that (i) is treated as a partnership for U.S. federal income tax purposes and 80 percent or more of its ownership interests are controlled, directly or indirectly, by an “expanded group,” within the meaning of Treasury Regulation Section 1.385-1(c)(4) and (ii) has an expanded group partner (as defined in Treasury Regulation Section 1.385-3(g)(12)) that is an entity (foreign or domestic) that is treated as a corporation for U.S. federal income tax purposes or (3) a disregarded entity or grantor trust of an entity described in clause (1) or (2). For purposes of this section, “Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership.”

Article IV

Actions by Owner Trustee

Section 4.01         Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)          the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

(b)          the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B (unless such amendment is required to be filed under the Statutory Trust Act);

(c)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment would materially adversely affect the interests of the Certificateholders; or

(e)          the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders.

Section 4.02         Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator under the Administration Agreement pursuant to Section 8 thereof, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof, (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture or (e) appoint, pursuant to the Indenture, a successor Note Registrar, Paying Agent or Indenture Trustee or, pursuant to this Agreement, a successor Certificate Registrar, or consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.03         Action by Certificateholders with Respect to Bankruptcy. To the fullest extent permitted by applicable law, the Owner Trustee shall not have any power to, and shall not, (i) institute proceedings to have the Trust declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the assets of the Trust, (v) make any assignment for the benefit of the Trust’s creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the Indenture remains in effect, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust; provided that nothing contained herein shall prevent the Owner Trustee from filing a proof of claim in any such proceeding.

Section 4.04         Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03 or contrary to applicable law, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.05         Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Trust Certificates evidencing in the aggregate at least a majority Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Trust Certificates evidencing in the aggregate at least a majority Percentage Interest at the time of the delivery of such notice.

Article V

Application of Trust Funds; Certain Duties

Section 5.01         [Reserved].

Section 5.02         Application of Trust Funds.

(a)          On each Payment Date, subject to this Section 5.02(a), the Paying Agent shall, or shall cause the Account Bank to, distribute to Certificateholders, on a pro rata basis, amounts pursuant to Sections 5.06(ii)(K) or (iii)(H), or Section 5.07(d) of the Sale and Servicing Agreement with respect to such Payment Date.

The Certificateholders of 100% Percentage Interest of the Trust Certificates will have the right, but not the obligation, in their sole discretion, to instruct the Indenture Trustee in writing on or prior to the close of business on the related Payment Determination Date to retain in the Collection Account all or a portion of distributions otherwise payable to them pursuant to Section 5.06(ii)(K) or (iii)(H), or Section 5.07(d) of the Sale and Servicing Agreement. If the Certificateholders make this election, these amounts will be treated as collections during the then-current Collection Period and the Certificateholders will have no claim to such amounts (unless distributed on a subsequent Payment Date pursuant to Section 5.06(ii)(K) of the Sale and Servicing Agreement).

(b)         On each Payment Date, the Paying Agent shall post a copy of the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to such Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Certificateholder. The Paying Agent’s internet website shall initially be located at https://pivot.usbank.com. Assistance in using the website can be obtained by calling the Paying Agent’s bondholder services group at (800) 934-6802. The Paying Agent may, but shall not be obligated to, change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Certificateholders, and the Paying Agent shall provide on the website timely and adequate notification to all parties regarding any such change.

Section 5.03         Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either (x) by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions no later than the Record Date prior to such Payment Date, or (y) if such Certificateholder does not qualify under clause (x), by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder that is not a U.S. Person), the Owner Trustee may in its sole discretion (or the Paying Agent on behalf of the Owner Trustee may, or cause the Account Bank to, in either case, in its sole discretion) withhold such amounts in accordance with this Section 5.03. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.04         No Segregation of Monies; No Interest. Subject to Section 5.02, monies received by the Owner Trustee, the Paying Agent or the Account Bank hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee, the Paying Agent and the Account Bank shall not be liable for any interest thereon. The Owner Trustee may establish accounts and receive, maintain and disburse funds in accordance with the terms hereof and the Basic Documents.

Section 5.05         Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The Administrator shall deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, or as may be requested by such Certificateholder, such information, reports or statements as may be necessary to enable each Certificateholder to prepare its federal and state income tax returns.  Consistent with the Trust’s characterization for U.S. federal income tax purposes as a disregarded entity so long as the Depositor or any other Person is the sole Certificateholder, no U.S. federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall be provided with an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer permitted by Section 3.04, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return.  In the event that there shall be two or more beneficial owners of the Trust, the Administrator shall inform the Indenture Trustee in writing of such event, (x) the Administrator shall prepare or shall cause to be prepared U.S. federal and, if applicable, state or local partnership tax returns, with all such necessary information provided to it, required to be filed by the Trust and shall remit such returns to the Depositor (or if the Depositor no longer owns any Trust Certificates, the Certificateholder designated for such purpose by the Depositor to the Owner Trustee in writing (provided that if no such designation is made, such returns shall be remitted to the Certificateholder that holds the Trust Certificate representing the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules))) at least (5) days before such returns are due to be filed, and (y) capital accounts shall be maintained by the Administrator for each Certificateholder in accordance with the Treasury Regulations under Section 704(b) of the Code reflecting each such Certificateholder’s share of the income, gains, deductions, and losses of the Trust and/or guaranteed payments made by the Trust and contributions to, and distributions from, the Trust.  The Administrator shall prepare any such return with all elections the Administrator deems appropriate, except that no election shall be made to treat the Trust as an association taxable as a corporation.  The Depositor (or such designee Certificateholder, as applicable) shall promptly sign such returns and deliver such returns after signature to the Administrator and such returns shall be filed by the Administrator with the appropriate tax authorities.  In the event that a “partnership representative” within the meaning of the “Partnership Tax Audit Rules” (Sections 6221 through 6241 of the Code, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws) is required to be appointed with respect to the Trust, the Depositor or its designee is hereby designated as partnership representative or, if the Depositor is not a Certificateholder, the Certificateholder selected by a majority of the Certificateholders (by Percentage Interest) shall be designated as partnership representative; provided that if no such selection is made, the Certificateholder that holds the Certificate representing the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) shall be designated as the partnership representative.  The partnership representative shall have the power to appoint the “designated individual” as set forth under the Partnership Tax Audit Rules, and the designated individual shall have the same responsibilities and powers as the partnership representative, as set forth below; provided, however, for the avoidance of doubt, that the partnership representative shall not appoint the Owner Trustee (as such or in its individual capacity) or any of its officers, directors, employees, agents or affiliated individuals. If the Trust is classified as a partnership for U.S. federal income tax purposes, the partnership representative shall represent the Trust in connection with all examinations of the Trust’s affairs by tax authorities, including resulting judicial and administrative proceedings. The Trust will make the election described in Section 6226 of the Code. If the Trust is obligated to pay any amount to a governmental agency or body or to any other Person (or otherwise makes a payment) because of a Certificateholder’s status or otherwise specifically attributable to a Certificateholder (including any taxes arising under the Partnership Tax Audit Rules), then such Certificateholder shall, at the Trust’s sole election, either (i) pay the entire amount (including any interest, penalties and expenses associated with such payment) the Trust is obligated to pay because of such Certificateholder’s status or attributable to such Certificateholder to the Trust at least five days prior to the due date for such payment by the Trust, or (ii) promptly reimburse the Trust in full for the entire amount any and all such amounts paid by or on behalf of the Trust (including any interest, penalties and expenses associated with such payment).

Section 5.06         Signature on Returns.

The Depositor (or, if the Depositor no longer owns any of the Trust Certificates, the Certificateholder designated for such purpose pursuant to Section 5.05) or the Administrator (if permitted by law) shall sign the tax returns of the Trust on behalf of the Trust, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee, as required by applicable law.

Article VI

Authority and Duties of Owner Trustee

Section 6.01         General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party, the Notes and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the presentation of such documents for execution to the Owner Trustee by the Depositor or its counsel. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time, but shall not be obligated, to take such action as the Administrator directs in writing with respect to the Basic Documents.

Section 6.02         General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be responsible for monitoring, supervising or performing the duties and obligations of the Administrator nor shall the Owner Trustee be held liable for the Default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.03         Action Upon Instruction.

(a)          Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b)          The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)          Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem necessary, and shall have no liability to any Person for such action or inaction.

(d)          In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem necessary, and shall have no liability to any Person for such action or inaction.

Section 6.04         No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any filing, including any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.05         No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents or (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06         Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Trust Officer of the Owner Trustee, would result in the Trust’s becoming an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes or (c) is not in accordance with applicable law. Neither the Administrator nor Certificateholders shall direct the Owner Trustee to take action that would violate the provisions of this Article VI.

Section 6.07         Execution of Notes. The Owner Trustee is hereby authorized and directed on behalf of the Trust to execute the Notes pursuant to the Indenture.

Section 6.08         Doing Business in Other Jurisdictions. Notwithstanding anything contained herein or in any other Basic Document to the contrary, the Owner Trustee shall not be required to take any action if the taking of such action may (i) require the consent, approval, authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than a state in which it is qualified to do business (any such state, a “State of Qualification”); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof, other than a State of Qualification, becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than a State of Qualification for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee, as the case may be, contemplated hereby or in any other Basic Document. In the event that the Owner Trustee does not take any action because such action may result in the consequences described in the preceding sentence, it will appoint an additional trustee pursuant to Section 10.05 to proceed with such action.

Article VII

Concerning the Owner Trustee

Section 7.01         Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence (including where such willful misconduct or gross negligence results in non-compliance with any covenant or agreement of the Owner Trustee herein), (ii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.04 hereof, (iii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee or (iv) for U.S. federal or state taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any of the Basic Documents. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)          The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

(b)          The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder (provided that the instructions have been given by the requisite Percentage Interest of the Certificates pursuant to this Agreement or one of the Basic Documents, as applicable);

(c)          No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder or under any Basic Document;

(d)          Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes, or for any Trust representation, warranty, covenant or obligation under the Basic Documents;

(e)          The Owner Trustee shall not be responsible for or in respect of the accuracy, validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of the Owner Trust Estate, or for or in respect of the accuracy, validity or sufficiency of the Basic Documents, the Trust Certificates or any other document supplied to the Owner Trustee other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall not in any event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, the Depositor or any other Person other than as expressly provided for herein;

(f)           The Owner Trustee shall not be liable for the Default or misconduct of the Administrator, the Depositor, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, the Owner Trustee shall not have any obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, or the Servicer or the Depositor under the Sale and Servicing Agreement and the Owner Trustee may assume performance by the Administrator, the Depositor, the Indenture Trustee and the Servicer absent written notice to or actual knowledge of a Trust Officer of the Owner Trustee to the contrary;

(g)          The Owner Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders or the Administrator, unless such Certificateholders or the Administrator have offered to the Owner Trustee reasonable security or indemnity satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by it therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

(h)          The Owner Trustee shall not be liable for any losses due to forces beyond the control of the Owner Trustee, including without limitation strikes, work stoppages, lockouts, riots, acts of war or terrorism, civil or military disturbances, government order or regulation, epidemics or pandemics or similar events, government-mandated closures, insurrection, revolution, nuclear or natural disasters, catastrophes, acts of nature or acts of God and interruptions, loss or malfunctions of utilities or communications or computer (including software and hardware) services provided to the Owner Trustee by third parties;

(i)           In no event shall the Owner Trustee be personally liable (i) for special, consequential, indirect or punitive damages or losses (including, without limitation, lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories or (iii) for the acts or omissions of brokers or dealers;

(j)            Notwithstanding anything to the contrary herein or any Basic Document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person, any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002;

(k)            The Owner Trustee has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial or investment implications and consequences of the formation, funding and ongoing administration of the Issuing Entity. The Owner Trustee has no duties to the Depositor, any Certificateholder, the Issuing Entity or any other parties with respect to these matters;

(l)           The Owner Trustee shall not be deemed to have knowledge or notice of any event or information (including, without limitation, any Default or Event of Default, or breach of representation or warranty under any Basic Document), or be required to act upon any event or information (including the sending of any notice), unless a Trust Officer shall have actual knowledge of such event or information or written notice of such event or information is received by a Trust Officer and such notice references the event or information. Absent written notice in accordance with this section, the Owner Trustee may conclusively assume that no such event has occurred. The Owner Trustee shall have no obligation to inquire into, or investigate as to, the occurrence of any such event (including any Default or Event of Default). For purposes of determining the Owner Trustee’s responsibility and liability hereunder, whenever reference is made in this Trust Agreement to any event (including, but not limited to, a Default or an Event of Default), such reference shall be construed to refer only to such event of which the Owner Trustee has received notice as described in this section. Knowledge of the Owner Trustee shall not be attributed or imputed to Wilmington Trust, National Association’s other roles in the transaction;

(m)         In no event shall the Owner Trustee have any responsibility to monitor World Omni’s compliance with or be charged with knowledge of the Credit Risk Retention Rules, nor shall it be liable to any Noteholder, Certificateholder, or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect;

(n)          The Owner Trustee shall not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement;

(o)          The Owner Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the Administrator, Depositor or Servicer, or to appoint a successor or replacement thereof in the event of their resignation or removal, or to remove and replace the Administrator, Depositor or Servicer in the event of a default, breach or failure of performance on the part of such persons with respect to any of their duties and obligations under the terms of the Basic Documents. The Owner Trustee will not be responsible or liable for the actions or omissions of the Issuing Entity or the Administrator or any other Person, or any failure or delay in the performance of their duties or obligations, nor shall it be under any obligation to oversee or monitor their performance;

(p)          The Owner Trustee shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or the then-current Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing;

(q)          The Owner Trustee shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the SOFR Rate (or the then-current Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Owner Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, Officer’s Certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Owner Trustee;

(r)           The Owner Trustee shall not be liable for any interest rate published by any publication that is the source of determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto; and

(s)          The Owner Trustee hereby agrees to cooperate with the Administrator in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business. In connection therewith, the Owner Trustee further agrees to comply with any reasonable request made by the Administrator for the delivery of information or documents in the Owner Trustee’s actual possession. It shall be the Administrator’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Trust to respond to, comply with, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business.

Section 7.02         Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. The Owner Trustee (i) shall have no responsibility for the accuracy of any information provided to the Certificateholders or any other Person that has been obtained from, or provided to the Owner Trustee, (ii) shall not be required to investigate or reconfirm the accuracy of any such information and (iii) shall not be liable in any matter whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information.

Section 7.03         Representations and Warranties of the Owner Trustee. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a)          It is a national banking association duly formed and validly existing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)          It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)          Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will (i) contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, (ii) constitute any default under its charter documents or bylaws, (iii) constitute any default under any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or (iv) result in the creation or imposition of any lien, charge or encumbrance on the Owner Trust Estate resulting from actions by or claims against the Owner Trustee which are unrelated to this Agreement or the other Basic Documents.

(d)          It has the power and authority to execute and deliver this Agreement; and the execution, delivery, and performance of this Agreement by it has been duly authorized by all necessary corporate action.

(e)          This Agreement constitutes the legal, valid, and binding obligation of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

Section 7.04         [Reserved].

Section 7.05         Reliance; Advice of Counsel.

(a)          The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond, or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate (the costs of which shall be paid by the party requesting such action), signed by the president or any vice president or by the treasurer or other authorized officers of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Owner Trustee need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely thereon as to the truth of the statements and the correctness of the opinions expressed therein.

(b)          In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with it, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith which it believes to be authorized or within its rights or powers, in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not to its knowledge contrary to this Agreement or any Basic Document.

Section 7.06         Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust, National Association, acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.07         Owner Trustee Not Liable for Trust Certificates or Receivables. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 7.08         Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.09         Legal Proceedings. As required by Regulation AB, the Owner Trustee will promptly as practicable notify the Servicer, the Depositor and the Issuing Entity of the commencement or, if applicable, the termination of any and all legal proceedings of which any property of the Owner Trustee is the subject, and any such proceedings known to be contemplated by governmental authorities, in each case, that is material to the Holders of any Notes. In addition, the Owner Trustee will furnish to the Servicer, the Depositor and the Issuing Entity, in writing, the necessary disclosure describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed pursuant to the Exchange Act.

Section 7.10         Communications Regarding Demands to Repurchase Receivables. The Owner Trustee shall provide notice to World Omni and the Depositor, as soon as practicable and in any event within five Business Days, of all demands communicated to a Reporting Officer of the Owner Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. Such notices shall be provided to World Omni and the Depositor at: (a) in the case of World Omni, World Omni Financial Corp., 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer, and (b) in the case of the Depositor, to World Omni Auto Receivables LLC, 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer, or at such other address or by such other means of communication as may be specified by World Omni or the Depositor to the Owner Trustee from time to time. The Owner Trustee acknowledges and agrees that the purpose of this Section 7.10 is to facilitate compliance by World Omni and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The Owner Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to cooperate in good faith at the sole cost and expense of World Omni or the Depositor with any reasonable request made by World Omni or the Depositor for information which is required in order to enable World Omni or the Depositor to comply with the Repurchase Rules and Regulations. The Owner Trustee’s reporting is limited to information delivered to a Reporting Officer of the Owner Trustee that it has received or acquired solely in its capacity as Owner Trustee and not in any other capacity. The Owner Trustee is not a securitizer (as defined in the Repurchase Rules and Regulations) and in no event will Wilmington Trust, National Association (individually or as Owner Trustee) have any responsibility or liability in connection with (i) the compliance by any Person who is a securitizer (as defined in Rule 15Ga-1) in connection with the Issuing Entity, or any other Person under the Repurchase Rules and Regulations or (ii) any filing required to be made by a securitizer under the Repurchase Rules and Regulations in connection with the information provided pursuant to this Section 7.10. Other than any express duties or responsibilities as Owner Trustee under this Agreement, the Owner Trustee has no duty or obligation to undertake any investigation or inquiry related to demands for the repurchase or replacement of any Receivable or otherwise to assume any additional duties or responsibilities in respect of any transaction contemplated in this Agreement, and no such additional obligations or duties are implied in this Agreement. The Owner Trustee will not have any duty to conduct, and has not conducted, any affirmative investigation as to the occurrence of any conditions requiring the repurchase or replacement of any Receivable.

Section 7.11         Electronic Communications. The Owner Trustee is hereby authorized, and agrees to accept and act upon notice, instructions and directions including funds transfer instructions (“Instructions”) given pursuant to this Trust Agreement and the other Basic Documents delivered using Electronic Means by persons reasonably believed by the Owner Trustee to be authorized to give such Instructions; provided, that, the Owner Trustee reserves the right to reject or decline to follow any such Instructions it reasonably believes to be unauthorized or originating from an unauthorized or compromised source. If the Administrator (on behalf of the Issuing Entity) or Depositor, as applicable, elects to give the Owner Trustee Instructions using Electronic Means, absent gross negligence or willful misconduct on its part, the Owner Trustee’s understanding of such Instructions shall be deemed controlling. The Owner Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Owner Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction; provided, that the Owner Trustee will not be relieved from liability for its own gross negligence or willful misconduct. The applicable party providing electronic Instructions agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Owner Trustee, including without limitation the risk of the Owner Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties and (ii) to notify the Owner Trustee promptly upon learning of any compromise or unauthorized Instructions. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, intralinks, other similar electronic methods, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Owner Trustee, or another method or system specified by the Owner Trustee as available for use in connection with its services hereunder or permitted under the Basic Documents.

Article VIII

Compensation of Owner Trustee

Section 8.01         Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder during the term of this Agreement such fees as have been separately agreed upon in writing before the date hereof between the Administrator and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Administrator pursuant to the Administration Agreement for its other reasonable and documented expenses hereunder, including the reasonable and documented compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, that reimbursement for expenses and disbursements of any legal counsel to the Owner Trustee in connection with the Closing Date shall be subject to any limitations separately agreed upon before the date hereof between the Depositor (or any Affiliate thereof) and the Owner Trustee. The provisions of this Section 8.01 shall survive the resignation or removal of the Owner Trustee and the termination of this Agreement.

Section 8.02         Indemnification. Pursuant to the Administration Agreement, the Administrator shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its officers, directors, stockholders, employees, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions, mediations, arbitrations and suits, and any and all reasonable and documented costs, expenses and disbursements (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Owner Trustee or any other Indemnified Party of any indemnification or other obligation of the Administrator) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of any Indemnified Party hereunder, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in clauses (i), (ii), (iii) or (iv) of the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination or assignment of this Agreement. In any event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld or delayed.

Section 8.03         Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate simultaneously with such payment.

Article IX

Termination of Trust Agreement

Section 9.01         Termination of Trust Agreement.

(a)          The Trust shall be dissolved immediately prior to the final distribution by the Owner Trustee or Paying Agent of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V, and the Administrator shall wind up the affairs of the Trust in the manner contemplated by Section 3808 of the Statutory Trust Act. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)          Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c)          Notice of any dissolution of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Paying Agent by letter to Certificateholders transmitted within five Business Days of receipt of actual notice of such termination from the Servicer given pursuant to Section 9.01(b) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, and, as a result, payments will be made only upon presentation and surrender of the Trust Certificates by Certificateholders at the office of the Paying Agent therein specified. The Paying Agent shall give such notice to the Certificate Registrar (if other than the Indenture Trustee) and the Owner Trustee at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.02.

In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee or Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Owner Trust Estate after exhaustion of such remedies shall be distributed by the Paying Agent to the Depositor subject to applicable escheat laws.

(d)          Upon the winding up of the Trust and receipt of written instruction from and at the expense of the Administrator, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation (as provided to it) with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Trust and this Trust Agreement (other than Article VIII) shall terminate and be of no further force or effect.

Article X

Successor Owner Trustees and Additional Owner Trustees

Section 10.01       Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation or other entity satisfying the provisions of Section 3807(a) of the Statutory Trust Act and it shall at all times be authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authorities and having (or having a parent which has) a long-term rating in any generic rating category which signifies investment grade by each Rating Agency or a rating otherwise acceptable to each Rating Agency. If such entity shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign promptly in the manner and with the effect specified in Section 10.02.

Section 10.02       Resignation or Removal of Owner Trustee.

(a)          Subject to paragraph (c) of this Section, the Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee, as applicable, may petition (at the expense of the Depositor (including without limitation reasonable and documented attorneys’ fees, costs and expenses)) any court of competent jurisdiction for the appointment of a successor Owner Trustee.

(b)          Subject to paragraph (c) of this Section, if at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator or the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentences, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee and one copy to the Depositor, together with the basis for removal.

(c)          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

Section 10.03       Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon written acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall provide notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to provide such notice within 10 Business Days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be provided at the expense of the Administrator.

Any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware as required by the Statutory Trust Act.

Section 10.04       Merger or Consolidation of the Owner Trustee. Any corporation or other entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor to and assume all obligations of the Owner Trustee, without the execution or filing of any assignment or other instrument or any further act on the part of such other entity or any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation or other entity shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall provide prior written notice of such merger, conversion or consolidation to the Depositor (provided, that if the Owner Trustee shall be a public company or a wholly-owned subsidiary of a public company, no earlier than at such time as the Owner Trustee or such Affiliate is required to make such information public), who shall promptly deliver such notice to each Rating Agency. Additionally, the Owner Trustee shall provide the Depositor with written notice of the consummation of such transaction no later than one (1) Business Day after the effective date of such event, together with the information reasonably requested by the Depositor in order to comply with its reporting obligations under the Exchange Act with respect to a successor Owner Trustee.

Section 10.05       Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of (i) meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, (ii) facilitating enforcement actions and (iii) mitigating conflicts of interest, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)          All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not an agent of the Owner Trustee and is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)          No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)          The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee without notice to any Rating Agency or any other Person.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

Article XI

Miscellaneous

Section 11.01        Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision in this Agreement (including to further prevent or help avoid the application to the Certificates of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code) or for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. Such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Depositor delivered to the Issuing Entity, the Owner Trustee and the Indenture Trustee stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of holders of at least a majority of the Outstanding Amount of the Controlling Securities (unless (i) the interests of the Noteholders are not affected materially and adversely, as evidenced by an Officer’s Certificate of the Depositor to that effect delivered to the Indenture Trustee and the Owner Trustee by the Depositor or (ii) satisfaction of the Rating Agency Condition) and the consent of the Certificateholders evidencing at least a majority Percentage Interest of the Trust Certificates (unless (i) the interests of the Certificateholders are not affected materially and adversely and (ii) an Officer’s Certificate of the Depositor to that effect is delivered to the Owner Trustee by the Depositor), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Controlling Securities and the Percentage Interest in the Trust Certificates required to consent to any such amendment, without the consent of the holders of all the Outstanding Notes and Certificates affected thereby.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Administrator and the Administrator shall furnish such notice to each Certificateholder, the Indenture Trustee and each Rating Agency.

It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The Indenture Trustee as Paying Agent and Certificate Registrar may, but shall not be obligated to, enter into any such amendment which adversely affects the Paying Agent’s or the Certificate Registrar’s own rights, duties, benefits, protections, privileges, indemnities or immunities under this Agreement. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Administrator may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Issuing Entity is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement or, as applicable such other agreement, and that all conditions precedent to the execution and delivery thereof by the Issuing Entity or the Owner Trustee, as the case may be, have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02       No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.03       Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. For all purposes of this Agreement, the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its rights to be indemnified, under the Indenture, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 11.04       Notices.

(a)          Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or on the next Business Day after delivery if delivered by a recognized overnight courier or upon receipt of written confirmation of receipt (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office, if to the Depositor, addressed to World Omni Auto Receivables LLC, 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer; or, as to each party, at such other address or electronic mail address as shall be designated by such party in a written notice to each other party.

(b)          Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register or at such other address or electronic mail address as shall be designated by such party. Any notice so mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c)          The Depositor’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person other than a Noteholder shall be satisfied by the Depositor making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as the Depositor shall designate by written notice to the other parties.

Section 11.05       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.06       Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that any documentation with respect to transfer of the Certificates or other securities presented to the Certificate Registrar, Indenture Trustee or any transfer agent must contain original documents with manually executed signatures. The Owner Trustee shall not be liable for, and shall be indemnified and held harmless pursuant to Section 8.02 of this Agreement against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement, the Basic Documents and any documents or notices delivered to the Owner Trustee pursuant to this Agreement or the related documents, including the risk of the Owner Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section 11.07       Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors, and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.08       Covenants of the Depositor. In the event that any Certificateholder commences any litigation with claims in excess of $1,000,000 to which the Depositor is a party which in the judgment of counsel to the Depositor who may be an employee of the Depositor, shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not pay any dividend to World Omni, or make any distribution to World Omni, or repay the principal amount of any indebtedness of the Depositor held by World Omni, unless (i) after giving effect to such dividend, distribution or repayment, the Depositor’s liquid assets shall not be less than the amount of actual damages claimed in such litigation that are reasonably likely to equal the amount of the judgment, if any, against the Depositor or (ii) the Rating Agency Condition shall have been satisfied with respect to any such dividend, distribution or repayment. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

Section 11.09       No Petition. To the fullest extent permitted by applicable law, the Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

Section 11.10       No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents to which such parties are a party.

In the event that a Certificateholder (other than the Depositor) is deemed, under applicable law by any court or other authority of competent jurisdiction, to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the beneficial interest in the Trust (“other assets”), the parties to this Agreement and the Certificateholders acknowledge and agree that: (i) such Certificateholder’s Certificate represents an undivided beneficial interest in the assets of the Trust and the Trust Estate only, (ii) any such Certificateholder’s claim against any other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (iii) the covenant set forth in the preceding clause (ii) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 11.11       Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.12        GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; provided, however, that there shall not be applicable to the parties hereunder or this Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof, (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the Owner Trustee hereunder as set forth or referenced in this Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

To the fullest extent permitted by applicable law, each of the parties to this agreement and each Certificateholder by its acceptance thereof, hereby irrevocably and unconditionally consents to submit to the nonexclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, the Certificates or the transactions contemplated hereby or thereby.

EACH OF THE PARTIES HERETO, AND EACH CERTIFICATEHOLDER BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CERTIFICATES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.13       Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. The parties hereto and each Certificateholder acknowledge that in accordance with the requirements of Applicable Anti-Money Laundering Law, the Owner Trustee, the Paying Agent and Certificate Registrar, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Owner Trustee, the Paying Agent or the Certificate Registrar. Each party hereto and each Certificateholder by its acceptance of a Trust Certificate agrees that it shall provide the Owner Trustee, the Paying Agent and the Certificate Registrar with such information as may be reasonably available to such party as the Owner Trustee, the Paying Agent and the Certificate Registrar may reasonably request that will help the Owner Trustee, the Paying Agent and the Certificate Registrar to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information (including beneficial owners of such entities). To the fullest extent permitted by such Applicable Anti-Money Laundering Law, each of the Owner Trustee, Paying Agent and Certificate Registrar, may, so long as such Person is acting in good faith and without gross negligence or willful misconduct, conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received. Failure to provide such information may result in an inability of the Owner Trustee, Paying Agent or Certificate Registrar to perform their respective obligations hereunder, which, at sole option of such party, may result in the Owner Trustee’s, Paying Agent’s or Certificate Registrar’s resignation, subject in all respects to the resignation and removal provisions and terms herein and any other provision applicable to such party under the other Basic Documents. In addition to the Owner Trustee's obligations under Applicable Anti-Money Laundering Law, the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the “CTA” and together with Applicable Anti-Money Laundering Law, “AML Law”), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network. It shall be the Depositor’s and Administrator’s duty and not the Owner Trustee’s, the Paying Agent's, the Indenture Trustee’s or the Certificate Registrar’s duty to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto acknowledge that the Owner Trustee acts solely as a directed trustee at the direction of the Certificateholders, Servicer and Administrator, as applicable, hereunder and acknowledge and agree that, for purposes of AML Law, to the fullest extent permitted by law, the Certificateholders are and shall be deemed to be the sole direct owners of the Trust, and that one or more Controlling Parties of the Certificateholders, are and shall deemed to be the persons with the power and authority to exercise substantial control over the Trust.

Article XII

COMPLIANCE WITH REGULATION AB

Section 12.01       Intent of the Parties; Reasonableness. The Depositor and the Owner Trustee acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee agrees to cooperate in good faith with the Depositor and shall deliver (and cause each of its Reporting Subcontractors, if any, to deliver) to the Depositor any information reasonably requested by the Depositor regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB or any of its other Exchange Act reporting obligations as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement (including with respect to any of its successors or predecessors; provided, however, that this parenthetical shall apply only to the successors or predecessors of the Owner Trustee contemplated by Section 10.04 hereof). The obligations of the Owner Trustee to provide such information shall survive the removal or resignation of the Owner Trustee hereunder.

Section 12.02       Information to Be Provided by the Owner Trustee. The Owner Trustee shall (i) on or before the fifth Business Day following a written request of the Depositor, provide to the Depositor, in writing, such information regarding the Owner Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) pursuant to Section 7.09 hereof as promptly as practicable following notice to or discovery by the Owner Trustee of any changes to such information, provide to the Depositor, in writing, updated information necessary for compliance with Item 1117 of Regulation AB.

The Owner Trustee shall (i) on or before the fifth Business Day following a written request of the Depositor in connection with the preparation of any required quarterly or annual report, provide to the Depositor such information regarding the Owner Trustee as is requested for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Owner Trustee of any changes to such information, provide to the Depositor, in writing, updated information. Such information shall include, at a minimum:

(a)          the Owner Trustee’s name and form of organization;

(b)          a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving receivables of the same type as the Receivables;

(c)          a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Owner Trustee by the Depositor in writing in advance of such Securitization Transaction:

(i)            the sponsor;

(ii)           any depositor;

(iii)          the issuing entity;

(iv)          any servicer;

(v)           any trustee;

(vi)          any originator;

(vii)         any significant obligor;

(viii)        any enhancement or support provider, including any swap or cap counterparty;

(ix)           any asset representations reviewer; and

(x)            any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES LLC,
as Depositor

By:
Name:
Title:

WILMINGTON TRUST, National
Association, not in its individual capacity, but solely as Owner Trustee,

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acknowledges and accepts, as of the date first above written, its appointment as Paying Agent and Certificate Registrar in accordance with the terms of this Agreement and agrees to be bound by the terms of this Agreement applicable to the Indenture Trustee, Paying Agent and Certificate Registrar.

By:
Name:
Title:

EXHIBIT A

FORM OF TRUST CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED TO THE NOTES, AS AND TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE OWNER TRUSTEE (i) THAT IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE 1933 ACT (AN “ACCREDITED INVESTOR”) AND THAT IT IS ACQUIRING THIS CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF, (ii) THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT (A “QUALIFIED INSTITUTIONAL BUYER”) AND IS ACQUIRING SUCH CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) OR (iii) THAT IT IS AN INVESTOR THAT IS OTHERWISE PERMITTED TO ACQUIRE THIS CERTIFICATE UNDER THE TRUST AGREEMENT.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN ACCREDITED INVESTOR THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE TRUST AGREEMENT, TO THE EFFECT THAT IT IS AN ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (iii) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHO THE PROSPECTIVE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QUALIFIED INSTITUTIONAL BUYER, ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iv) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, IN WHICH CASE THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR. EXCEPT IN THE CASE OF A TRANSFER DESCRIBED IN CLAUSES (i) OR (iii) ABOVE, THE OWNER TRUSTEE, THE DEPOSITOR AND THE CERTIFICATE REGISTRAR SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, ANY AFFILIATE OF THE DEPOSITOR OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE 1933 ACT.

Ex. A-1

EACH SECURITYHOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, COVENANTS AND AGREES THAT SUCH SECURITYHOLDER, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRUST OR THE DEPOSITOR TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING AN INVOLUNTARY CASE AGAINST THE TRUST OR THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRUST OR THE DEPOSITOR OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRUST OR THE DEPOSITOR.

No transfer of this Certificate (OR ANY INTEREST HEREIN) shall be made to any Person unless the Certificate Registrar has received a certificate in the form of paragraph 3 to the Investment Letter attached to the trust agreement as Exhibit D from such Person to the effect that such Person is not AND WILL NOT BE AND IS NOT ACTING ON BEHALF OF OR ACQUIRING THIS CERTIFICATE (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY PERSON THAT IS OR WILL BE (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” described in section 4975(e)(1) of the internal revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the code, (iii) any entity OR ACCOUNT deemed to hold assets of the foregoing or (iv) any PLAN OR ARRANGEMENT that is subject to any law that is substantially similar to tITLE i of ERISA or Section 4975 of the Code (“Similar Law”). The preparation and delivery of the certificate referred to above with respect to a proposed transfer shall not be an expense of the Issuing Entity, the Owner Trustee, the Certificate Registrar, the Indenture Trustee, World Omni (in any capacity) or the Depositor. Any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Ex. A-2

THIS CERTIFICATE WILL NOT BE REGISTERED FOR TRANSFER UNLESS THE CERTIFICATE REGISTRAR RECEIVES (A) A CERTIFICATION FROM THE TRANSFEREE OF SUCH CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE AND (B) THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR, THE DEPOSITOR AND THE INDENTURE TRUSTEE SHALL HAVE RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL IS INDEPENDENT FROM THE DEPOSITOR AND THE TRUST) THAT SUCH ACTION SHALL NOT CAUSE THE TRUST TO BE TREATED AS AN ASSOCIATION (OR PUBLICLY TRADED PARTNERSHIP), IN EITHER CASE, TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES AND SUCH TRANSFEREE OR ASSIGNEE SHALL AGREE TO TAKE POSITIONS FOR TAX PURPOSES CONSISTENT WITH THE TAX POSITIONS SET FORTH IN SECTION 2.06 OF THE TRUST AGREEMENT AS AGREED TO BE TAKEN BY THE CERTIFICATEHOLDER.

NO.:

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C TRUST CERTIFICATE

evidencing a fractional undivided beneficial interest in the Trust, as defined below, the property which consists of retail installment sale contracts for new and used automobiles and light-duty trucks (transferred to the Trust on the Closing Date) (the “Receivables”), all monies received on or after the Cutoff Date; any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability, theft, mechanical breakdown or “guaranteed auto protection” insurance policies relating to Financed Vehicles or Obligors; any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer, or the Trust; the Receivables Purchase Agreement; the Sale and Servicing Agreement, including the right of the Depositor to cause World Omni to purchase Receivables under certain circumstances; the Trust Accounts; and certain other rights under the Trust Agreement and Sale and Servicing Agreement and all proceeds of the foregoing (but excluding the Notes and Trust Certificates).

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF WORLD OMNI AUTO RECEIVABLES LLC, WORLD OMNI FINANCIAL CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THIS CERTIFIES THAT ________________ is the registered owner of ___% nonassessable, fully-paid, fractional undivided beneficial interest in World Omni Auto Receivables Trust 2026-C (the “Trust”), formed by World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”).

Ex. A-3

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee		WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
OR
By: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:		By:
	Name:		Name:
	Title:		Title:

Ex. A-4

The Trust was created pursuant to a Trust Agreement dated July 16, 2026 (as amended and restated on August 26, 2026, and as may be amended, restated or supplemented from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement, dated as of August 26, 2026 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Depositor, World Omni Financial Corp., as servicer (the “Servicer”), and U.S. Bank National Association, as account bank (the “Account Bank”), as applicable.

This Certificate is one of the duly authorized Certificates designated as “Trust Certificates” (herein called the “Trust Certificates”). Also issued under an Indenture, dated as of August 26, 2026 (the “Indenture”), among the Trust, U.S. Bank Trust Company, National Association, as Indenture Trustee, and the Account Bank, are the Notes designated as “Asset-Backed Notes” (the “Notes”). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust consists of retail installment sale contracts for new and used automobiles and light-duty trucks transferred to the Trust on the Closing Date (the “Receivables”), all monies received after the Cutoff Date; any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability, theft, mechanical breakdown or “guaranteed auto protection” insurance policies relating to Financed Vehicles or Obligors; any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer, or the Trust; the Receivables Purchase Agreement; the Sale and Servicing Agreement, including the right of the Depositor to cause World Omni to purchase Receivables under certain circumstances; the Trust Accounts; and certain other rights under the Trust Agreement and Sale and Servicing Agreement and all proceeds of the foregoing (but excluding the Notes and Trust Certificates). The rights of the Certificateholders are subordinated to the rights of the Noteholders, as and to the extent set forth in the Sale and Servicing Agreement and the Indenture.

Under the Trust Agreement, there will be distributed on the 15th of each month of each year or, if such day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on September 15, 2026, to the Person in whose name this Trust Certificate is registered at the close of business on the Business Day immediately preceding such Payment Date (the “Record Date”), such Certificateholder’s fractional undivided interest in the amount to be distributed to Certificateholders on such Payment Date. No distributions will be made on any Certificate on any Payment Date until the full amount of interest and principal payable on the Notes on such Payment Date has been paid in full and the Reserve Account has been replenished to its required amount, if necessary.

The Certificateholder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

Ex. A-5

It is the intention of the Depositor, the Servicer and the Certificateholders that, solely for U.S. federal, state and local income and franchise tax purposes, (a) so long as the Trust has only one Certificateholder, the Trust will be disregarded as a separate entity and (b) at such time as the Trust has more than one Certificateholder, the Trust will be treated as a partnership. Neither the Servicer nor the Depositor or any Certificateholder will take any action to the contrary.

Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee or Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an Authorized Officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-6

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

Dated:	By:
Name:
Title:

Ex. A-7

[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee, or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Certificateholders of at least a majority Percentage Interest in the Trust Certificates and holders of at least a majority of the Outstanding Amount of the Controlling Securities. Any such consent by the Certificateholder of this Trust Certificate shall be conclusive and binding on such Certificateholder and on all future Certificateholders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Trust Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Indenture Trustee, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust Company, National Association.

Except as provided in the Trust Agreement, the Trust Certificates shall be issued in a 100% Percentage Interest. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

Ex. A-8

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Notes and the Trust Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Aggregate Starting Principal Balance of all Receivables transferred to the Trust.

Ex. A-9

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

Ex. A-10

EXHIBIT B

CERTIFICATE OF TRUST OF
WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

THIS Certificate of Trust of WORLD OMNI AUTO RECEIVABLES TRUST 2026-C (the “Trust”) is being duly executed and filed by the undersigned, not in its individual capacity but solely as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.            Name. The name of the statutory trust formed hereby is World Omni Auto Receivables Trust 2026-C.

2.            Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust, National Association, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

3.            Effective Date. This Certificate of Trust shall be effective upon filing.

* * * * *

Ex. B-1

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Ex. B-2

EXHIBIT C

FORM OF TRANSFEROR CERTIFICATE

[DATE]

World Omni Auto Receivables LLC
250 Jim Moran Boulevard
Deerfield Beach, FL 33442

Wilmington Trust, National Association
as Owner Trustee of World Omni Auto Receivables Trust 2026-C

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

U.S. Bank Trust Company, National Association, as Certificate Registrar and Paying Agent
190 South LaSalle Street

7th Floor

Chicago, IL 60603

Attention: Corporate Trust Services, WOART 2026-C

Re:	World Omni Auto Receivables Trust 2026-C Trust Certificates

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Trust Certificates (the “Certificates”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Officer

Ex. C-1

EXHIBIT D

FORM OF INVESTMENT LETTER

World Omni Auto Receivables LLC
250 Jim Moran Boulevard
Deerfield Beach, FL 33442

Wilmington Trust, National Association
as Owner Trustee of World Omni Auto Receivables Trust 2026-C

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

U.S. Bank Trust Company, National Association, as Certificate Registrar and Paying Agent
190 South LaSalle Street

7th Floor

Chicago, IL 60603

Attention: Corporate Trust Services, WOART 2026-C

Ladies and Gentlemen:

In connection with our proposed purchase of Trust Certificates (the “Certificates”) of World Omni Auto Receivables Trust 2026-C (the “Issuing Entity”), we confirm that:

1.            We understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Certificates are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and (y) that such Certificates may be resold, pledged or transferred only (i) to the Depositor, (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the 1933 Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the 1933 Act (“Rule 144A”), to a person whom we reasonably believe after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the 1933 Act, in which case the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor. Except in the case of a transfer described in clauses (i) or (iii) above, the Owner Trustee shall require that a written opinion of counsel (which will not be at the expense of the Depositor, any affiliate of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee be delivered to the Depositor and the Owner Trustee to the effect that such transfer will not violate the 1933 Act, and will be effected in accordance with any applicable securities laws of each state of the United States. We will notify any purchaser of the Certificates from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificates by us that the Depositor and the Owner Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

Ex. D-1

2.            [CHECK ONE]

☐	(a)We are an Accredited Investor acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Certificates for investment and not with a view to, or for offer and sale in connection with, a public distribution.

☐	(b)We are a “qualified institutional buyer” as defined under Rule 144A under the 1933 Act and are acquiring the Certificates for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). We are familiar with Rule 144A under the 1933 Act and are aware that the seller of the Certificates and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the 1933 Act provided by Rule 144A.

3.            We are not and will not be and are not acting on behalf of or acquiring the Certificates (or any interest therein) with the assets of any person that is or will be (i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) any entity or account deemed to hold assets of the foregoing or (iv) any plan or arrangement that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”). We hereby acknowledge that no transfer of any Certificate shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee to the effect of the preceding sentence.

4.            We are a “United States person” (within the meaning of Section 7701(a)(30) of the Code), and acknowledge that unless the Depositor, the Certificate Registrar, the Owner Trustee and the Indenture Trustee shall have received an opinion of counsel (which counsel is independent from the Depositor and the Trust) that such action shall not cause the Trust to be treated as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes, no purchase of any Certificate shall be permitted to be made to any person who is not a United States person and any such purported purchase or transfer in violation of these restrictions shall be null and void.

Ex. D-2

5.            We understand that the Depositor, the Trust and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Certificates, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Depositor.

6.            You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

Date:

Ex. D-3

EXHIBIT E

FORM OF RECEIVABLES

Documents on file at:

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Ex. E-1